CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We hereby consent to the use in the Morlex, Inc. registration statement on Form 10-SB of our report dated March 30, 1999 accompanying the financial statements of Morlex, Inc. for the years ended December 31, 1998 and 1997 which is part of the registration statement.


                                  SPICER, JEFFRIES & CO.

June 8, 1999